                                   EXHIBIT 11



                         INTEGRATED ORTHOPAEDICS, INC.
                     SCHEDULE RE: (LOSS) EARNINGS PER SHARE
                   For the two years ended December 31, 1998


                                                                 1998           1997
                                                              ---------      ----------

Basic

Weighed average common shares outstanding                        6,459          5,381
                                                              ========       ========
Net (loss) income                                             $ (4,927)      $ (3,441)

Series A Preferred Stock Dividend                                 (202)          (202)
Series B Preferred Stock Dividend                               (2,337)          (117)
Series B Preferred Stock Premium Dividend                                      (8,333)
Series B Preffered Stock Warrant Dividend                                      (1,000)
                                                              --------       --------
Net (loss) income after dividends                             $ (7,466)      $(13,093)
                                                              ========       ========


(Loss) earnings per share                                     $  (1.16)      $  (2.43)
                                                              ========       ========

Diluted

     Weighted average shares outstanding                         6,459          5,381
     Net effect of dilutive stock options
         and warrants, based on treasury
         stock method using average
         market price
                                                              --------       --------

     Diluted common shares outstanding                           6,459          5,381
                                                              ========       ========

Net (loss) income                                             $ (4,927)      $ (3,441)

Series A Preferred Stock Dividend                                 (202)          (202)
Series B Preferred Stock Dividend                               (2,337)          (117)
Series B Preferred Stock Premium Dividend                                      (8,333)
Series B Preffered Stock Warrant Dividend                                      (1,000)

                                                              --------       --------
Net (loss) income after dividends                             $ (7,466)      $(13,039)
                                                              ========       ========

(Loss) earnings per share                                     $  (1.16)      $  (2.43)
                                                              ========       ========